UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

Commission File Number	Registrant and State of Incorporation	I.R.S. Employer Identification Number
333-173712	BWAY Parent Company, Inc.	27-1902348
(Delaware)

333-172764-01	BWAY Intermediate Company, Inc.	27-2594571
(Delaware)

8607 Roberts Drive, Suite 250 Atlanta, Georgia		30350-2237
(Address of principal executive offices)		(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 5, 2012, BWAY Parent Company, Inc. (the “Company”) completed its merger (the “Merger”) in connection with the acquisition of the Company by investment funds associated with Platinum Equity, LLC (“Platinum”) through a merger of BOE Merger Corporation (“Merger Sub”), an affiliate of Platinum, with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of BOE Holding Corporation (“Holdings”), which is owned by investment entities affiliated with Platinum and members of the Company’s management.

Indenture

New Notes

In connection with the Merger, on November 5, 2012, Merger Sub issued $335 million aggregate principal amount of 9.50%/10.25% senior PIK toggle notes due 2017 (the “New Notes”). In connection with the consummation of the Merger, the net proceeds from the offering of the New Notes together with borrowings under the new term loan facility and equity contributions from Platinum and certain members of the Company’s management were used to finance the Merger, to refinance and repurchase certain existing indebtedness of the Company and its subsidiaries and to pay related transaction fees and expenses.

Immediately following the Merger on November 5, 2012, the Company entered into a supplemental indenture (the “Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) to the Indenture, dated as of November 5, 2012, by and among Merger Sub and the Trustee (as supplemented, the “Indenture”), pursuant to which the Company assumed Merger Sub’s obligations under the New Notes and the Indenture.

The Indenture provides that the New Notes are general unsecured obligations of the Company. The Company may redeem the New Notes at its option, in whole or part, at any time prior to June 15, 2014, at a price equal to 100% of the principal amount of the New Notes redeemed plus accrued and unpaid interest to the redemption date and plus the applicable premium. The Company may redeem the New Notes, in whole or in part, on or after June 15, 2014, at the redemption prices set forth in the Indenture. At any time and from time to time on or before June 15, 2014, the Company may choose to redeem in the aggregate up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 109.50% of the face amount thereof, plus accrued and unpaid interest to the date of redemption with the net proceeds of certain equity offerings so long as at least 50% of the original aggregate principal amount of the New Notes (excluding Notes held by the Company, any direct or indirect parent of the Company and the Company’s subsidiaries) remain outstanding after each such redemption.

After giving pro forma effect to the Merger, the offering of the New Notes and related transactions and the use of proceeds therefrom, it is expected that as of November 5, 2012, BWAY Holding Company (“BWAY Holding”), an indirect wholly-owned subsidiary of the Company, would have had between $31 and $35 million of restricted payment capacity pursuant to BWAY Holding’s 10% Senior Notes due 2018 issued on June 16, 2010. The approximate restricted payment capacity does not include restricted payments that could be made using the permitted investment basket and other baskets that limit the use of restricted payments in a manner that would not allow proceeds from such restricted payments to be used to pay cash interest on the New Notes.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Old Notes

In connection with the Merger, on October 16, 2012, the Company launched a cash tender offer and consent solicitation (the “Tender Offer”) to purchase for cash any and all of the Company’s 10.125%/10.875% senior PIK toggle notes due 2015 (the “Old Notes”) and solicit consents to amend the Indenture, dated as of October 26, 2010, by and among the Company and the Trustee (the “Old Notes Indenture”) to eliminate substantially all of the restrictive covenants, certain events of default and related provisions (the “Proposed Amendments”). In connection with the Merger, on November 2, 2012, the Company entered into a supplemental indenture (the “Old Notes Supplemental Indenture”), with the Trustee to effect the Proposed Amendments, which became operative, by the terms of the Supplemental Indenture immediately prior to the Merger, as announced in the Company’s previously filed Current Report on Form 8-K on November 5, 2012.

A copy of the Old Notes Supplemental Indenture is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Senior Secured Credit Facilities

In connection with the Merger, BWAY Holding and certain of its subsidiaries, entered into (i) a senior secured term loan facility in an aggregate principal amount of $470 million (the “Term Loan”), pursuant to a term loan credit agreement, dated as of November 5, 2012, by and among BWAY Holding, as lead borrower, BWAY Intermediate Company, Inc. a direct subsidiary of the Company (“BWAY Intermediate”), BWAY Corporation and North America Packaging Corporation, as subsidiary borrowers, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Bank of America, N.A., as syndication agent, Goldman Sachs Bank USA, as documentation agent and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, as joint lead arrangers and (ii) a $150 million senior secured asset-based revolving credit facility, pursuant to a credit agreement, dated as of November 5, 2012, by and among BWAY Holding, as lead borrower, certain domestic subsidiaries signatories thereto, as subsidiary borrowers, BWAY Intermediate, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, Deutsche Bank Trust Company Americas, as co-collateral agent, Bank of America, N.A., as syndication agent, Goldman Sachs Bank USA, as documentation agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers (the “ABL Facility” and together, with the Term Loan, the “Senior Secured Credit Facilities”). The net proceeds from the Term Loan were used to finance in part the consideration paid in the Merger, to pay off BWAY Holding’s existing indebtedness in connection with the Merger and to pay fees and expenses related to the Merger and the associated financings. The Term Loan will mature on August 6, 2017 and the ABL Facility will mature on May 6, 2017.

The Term Loan amortizes in equal quarterly installments in an amount equal to 1.00% per annum of the original principal amount thereof, with the remaining balance due at final maturity. Interest is payable on the Senior Secured Credit Facilities at a rate equal to the LIBO rate or the base rate, plus an applicable margin.

The applicable margin on borrowings under the ABL Facility may be increased or reduced by 0.25% based on step downs based on the average availability, as a percentage of the aggregate commitments under the ABL Facility.

Up to $30 million of the ABL Facility is available for issuances of letters of credit and any such issuance of letters of credit will reduce the amount available under the ABL Facility on a dollar-for-dollar basis. BWAY Holding is required to pay a commitment fee to the lenders on the average daily unused portion of the ABL Facility at a rate of 0.50% per annum through maturity. After the first delivery of a borrowing base certificate following the first full fiscal quarter completed after the closing date, the commitment fee may be reduced by 0.25% based on a step down tied to average utilization of the commitments under the ABL Facility.

The Senior Secured Credit Facilities are guaranteed by BWAY Intermediate and each of BWAY Holding’s current and future direct and indirect wholly-owned subsidiaries (the “Guarantors”) other than (i) unrestricted subsidiaries, (ii) certain immaterial subsidiaries, (iii) foreign subsidiaries and any domestic subsidiary of a foreign subsidiary, (iv) certain holding companies of foreign subsidiaries, (v) not-for-profit subsidiaries, and (vi) any subsidiary that is prohibited by applicable law or contractual obligation from guaranteeing the Senior Secured Credit Facilities or which would require governmental approval to provide a guarantee (unless such approval has been received).

The ABL Facility is secured by a first priority security interest (subject to permitted liens and certain other exceptions) on substantially all of BWAY Holding’s, any co-borrowers’ and the Guarantors’ current assets. The ABL Facility also has a second priority lien on all fixed assets (second in priority to the liens securing the Term Loan). The Term Loan is secured by a first priority security interest (subject to permitted liens and certain other exceptions) on substantially all of BWAY Holding’s and the Guarantors’ fixed assets. The Term Loan has a second priority lien on all current assets (second in priority to the liens securing the ABL Facility).

BWAY Holding may repay all or any portion of the outstanding Term Loan at any time, and may reduce the unutilized portion of the ABL Facility in whole or in part without premium or penalty, subject to (i) redeployment costs in the case of prepayment of LIBO borrowings other than the last day of the relevant interest period and (ii) a 1.00% prepayment premium on any prepaid Term Loans in the first year after the closing date in connection with a repricing transaction.

Subject to certain exceptions and reinvestment rights, the Term Loan requires that 100% of the net cash proceeds from certain asset sales, insurance recovery and condemnation events and debt issuances and 50% (subject to step-downs based on first lien net leverage ratio) from excess cash flow for each fiscal year of BWAY Holding (commencing with the fiscal year ending September 30, 2014) must be used to pay down outstanding borrowings under the Term Loan. The ABL Facility requires that BWAY Holding and any co-borrowers repay the outstanding ABL loans (and cash-collateralize outstanding letters of credit) to the extent that such loans, unreimbursed letter of credit drawings and outstanding letters of credit exceed the line cap in an amount equal to such excess.

The Senior Secured Credit Facilities contain certain negative covenants (subject to exceptions, materiality thresholds and baskets) including, without limitation, negative covenants that limit BWAY Holding’s and its restricted subsidiaries’ ability to incur additional debt, guarantee other obligations, grant liens on assets, make loans, acquisitions or other investments, dispose of assets, make optional payments or modify certain debt instruments, pay dividends or other payments on capital stock, engage in mergers or consolidations, enter into arrangements that restrict BWAY Holding’s and its restricted subsidiaries’ ability to pay dividends or grant liens, engage in transactions with affiliates, or change fiscal year. The ABL Facility also includes a financial maintenance covenant whereby BWAY Holding must maintain a minimum fixed charge coverage ratio of 1.0 : 1.0, tested only if availability under the ABL Facility is less than the greater of 10% of the commitments under the new ABL facility and $14 million.

The Senior Secured Credit Facilities contain events of default, including, without limitation (subject to customary grace periods and materiality thresholds) events of default upon (i) the failure to make payments under the Senior Secured Credit Facilities, (ii) violation of covenants, (iii) incorrectness of representations and warranties, (iv) cross default and cross acceleration to other material indebtedness in excess of an amount to be agreed, (v) bankruptcy events, (vi) material monetary judgments in an amount in excess of an amount to be agreed (to the extent not covered by insurance), (vii) certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, that could reasonably be expected to result in a material adverse effect, (viii) the actual or asserted invalidity of any material guarantees or non-perfection of security interests and (ix) the occurrence of a change of control. Upon the occurrence of certain events of default, the obligations under the Senior Secured Credit Facilities may be accelerated and under the ABL Facility, the commitments may be terminated.

A copy of the credit agreement governing the Term Loan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the credit agreement governing the ABL Facility is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” under the headings “Indenture” and “Senior Secured Credit Facilities” is incorporated into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” under the headings “Indenture—Old Notes” is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

On November 5, 2012, Platinum consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The Company is the surviving corporation in the Merger and is an indirect wholly-owned subsidiary of Holdings.

The aggregate purchase price paid for all equity securities of the Company was approximately $410.6 million. The purchase price was funded by the (i) the Term Loan, (ii) the issuance of the New Notes and (iii) equity financing from Platinum and members of the Company’s management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2012, in connection with the Merger, each of Kenneth M. Roessler, Michael Clauer, Richard Copans, Michael Kreger and Thomas Souleles provided written notice to the Company that he was voluntarily resigning, to the extent applicable, as a director of the Company and of each of the Company’s direct and indirect subsidiaries, in each case effective as of the effective time of the Merger.

On November 5, 2012 (i) Eva M. Kalawski became the sole director of the Company and BWAY Intermediate, (ii) Eva M. Kalawski and Mary Ann Sigler became the sole directors of BWAY Holding, (iii) Eva M. Kalawski became the sole director of BWAY Corporation (“BWAY Corporation”), an indirect wholly-owned subsidiary of the Company, and of each of BWAY Corporation’s direct and indirect wholly-owned corporate subsidiaries and (vi) Eva M. Kalawski became the sole manager of SC Plastics, LLC, an indirect wholly-owned subsidiary of the Company.

In connection with the Merger and pursuant to a merger bonus agreement, each of our named executive officers who was employed with us at the closing of the Merger received a merger bonus in recognition of his efforts to consummate the Merger. The maximum amount of the merger bonus that will be paid to each of these named executive officers is as follows:

Name	Maximum Merger Bonus
Leslie L. Bradshaw	$545,513
Michael B. Clauer	$841,252
Kevin W. McNair	$690,589
Michael A. Noel	$740,544
Kenneth M. Roessler	$5,934,590

Approximately 90% of the maximum merger bonus was paid to the named executive officers listed above by the Company following the closing of the Merger and the remaining approximately 10% of the maximum merger bonus will be paid (if at all) to such named executive officers only to the extent amounts are released from the escrow account established in connection with the Merger. If the employment of a named executive officer who received a merger bonus is terminated for any reason, the named executive officer will forfeit his right to receive any unpaid portion of the merger bonus.

Item 9.01	Financial Statements and Exhibits.

4.1	Indenture dated as of November 5, 2012, by and among Merger Sub and the Trustee

4.2	First Supplemental Indenture dated as of November 5, 2012, by and among the Company and the Trustee

4.3	First Supplemental Indenture dated as of November 2, 2012, by and among the Company and the Trustee

10.1	Term Loan Credit Agreement dated as of November 5, 2012, by and among BWAY, as lead borrower, BWAY Intermediate, BWAY Corporation and North America Packaging Corporation, as subsidiary borrowers, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Bank of America, N.A., as syndication agent, Goldman Sachs Bank USA, as documentation agent and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, as joint lead arrangers

10.2	Credit Agreement dated as of November 5, 2012, by and among BWAY, as lead borrower, certain domestic subsidiaries signatories thereto, as subsidiary borrowers, BWAY Intermediate, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, Deutsche Bank Trust Company Americas, as co-collateral agent, Bank of America, N.A., as syndication agent, Goldman Sachs Bank USA, as documentation agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY Parent Company, Inc.
Date: November 8, 2012	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

BWAY Intermediate Company, Inc.
Date: November 8, 2012	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

Exhibit Index

4.1	Indenture dated as of November 5, 2012, by and among Merger Sub and the Trustee

4.2	First Supplemental Indenture dated as of November 5, 2012, by and among the Company and the Trustee

4.3	First Supplemental Indenture dated as of November 2, 2012, by and among the Company and the Trustee

10.1	Term Loan Credit Agreement dated as of November 5, 2012, by and among BWAY, as lead borrower, BWAY Intermediate, BWAY Corporation and North America Packaging Corporation, as subsidiary borrowers, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Bank of America, N.A., as syndication agent, Goldman Sachs Bank USA, as documentation agent and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, as joint lead arrangers

10.2	Credit Agreement dated as of November 5, 2012, by and among BWAY, as lead borrower, certain domestic subsidiaries signatories thereto, as subsidiary borrowers, BWAY Intermediate, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, Deutsche Bank Trust Company Americas, as co-collateral agent, Bank of America, N.A., as syndication agent, Goldman Sachs Bank USA, as documentation agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers